Exhibit 99.1

NEWS RELEASE

Green Plains Announces Repurchase of Shares From,

and Pricing of Public Offering By, Selling Shareholder

OMAHA, NE (GLOBE NEWSWIRE) – March 1, 2012 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced today that it will repurchase 3.7 million shares of its common stock from affiliates of NTR plc, the Company’s largest shareholder, at a price equal to the purchase price paid by the underwriter in the public offering described below.

The Company also announced the pricing of an underwritten public offering of 3.0 million shares of its common stock by the same selling shareholder at a public offering price of $10.41 per share. The selling shareholder also granted the underwriter a 30-day option to purchase an additional 450,000 shares. The Company will not receive any proceeds from the sale of shares by the selling shareholder in the public offering. The closing of the public offering is expected to take place on March 6, 2012, subject to the satisfaction of customary closing conditions.

Jefferies & Company, Inc. is acting as sole bookrunner for the public offering.

Upon completion of the proposed public offering and the Company’s repurchase of shares, NTR would control approximately 1.0 million shares of the Company’s common stock, assuming the over-allotment option is not exercised, reducing its ownership of the Company’s outstanding common stock to approximately 3.5%.

A preliminary prospectus supplement relating to the offering has been filed and a final prospectus supplement will be filed with the Securities Exchange Commission. A copy of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting: Jefferies & Company, Inc., Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Green Plains Renewable Energy, Inc.

Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) is North America’s fourth largest ethanol producer. The Company markets and distributes approximately one billion gallons of renewable motor fuel on an annual basis, including 740 million gallons of expected production from the Company’s nine ethanol plants located throughout the U.S. Green Plains owns and operates grain handling and storage assets and provides complementary agronomy services to local grain producers through its agribusiness segment. Green Plains owns BlendStar LLC, a biofuels terminal operator with locations in the southern U.S. Green Plains is a joint venture partner in BioProcess Algae LLC, which was formed to commercialize advanced photo-bioreactor technologies for the growing and harvesting of algal biomass.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “goal,” “intends,” “plans,” “potential,” “predicts,” “should,” “will,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management’s current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol and other industries in which the Company operates, commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, risks related to closing and achieving anticipated results from acquisitions, risks associated with the joint venture to commercialize algae production and the growth potential of the algal biomass industry, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company’s subsequent filings with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this release expressly qualify all of the Company’s forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact:

Jim Stark, Vice President – Investor and Media Relations Green Plains Renewable Energy, Inc. (402) 884-8700